Exhibit 99.1

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street – Charleston, S.C. 29401
843-529-5933 – FAX: 843-529-5883

NEWS	NEWS	NEWS	NEWS	NEWS

Contact:	Dorothy B. Wright
Vice President-Investor Relations
and Corporate Secretary
(843) 529-5931 or (843) 729-7005

FIRST FINANCIAL HOLDINGS, INC.
RECEIVES A $65 MILLION COMMITMENT FROM THE
U.S. TREASURY’S CAPITAL PURCHASE PROGRAM

Charleston, South Carolina (December 1, 2008) - First Financial Holdings, Inc. (“Company” or First Financial”) (NASDAQ GSM: FFCH), the parent company of First Federal Savings and Loan Association of Charleston (“First Federal”), today announced that it has received preliminary approval to participate in the U.S. Treasury Department’s Capital Purchase Program.  As a participant, First Financial plans to issue $65 million in senior preferred stock, with related warrants to purchase up to $9.75 million in common stock, to the U.S. Treasury.  The anticipated sale of the preferred stock and warrants is expected to close within 30 days and is contingent upon the completion of standard closing documents and subsequent registration with the Securities and Exchange Commission.

“We are pleased to participate in the efforts of the Treasury Department to stabilize financial markets and stimulate borrowing,” said A. Thomas Hood, President and CEO.  “This voluntary program allows us to be a party to those actions and is an important recognition of the strength and financial health of First Financial Holdings, Inc.  This capital, which is being provided at favorable market terms, will enhance our capacity to support our market areas through expanded lending activities and economic development.  It will also add flexibility in considering strategic opportunities that likely will be available to us as the financial services industry consolidates.  We believe that participation in this program will be beneficial to our employees, clients, shareholders and the communities we serve.”

At September 30, 2008, First Financial and First Federal were “well-capitalized” under all regulatory guidelines.  At that date, First Federal’s Tier 1 Leverage Capital Ratio was 9.75% and its Total Risk Based Capital Ratio was 10.75%.  Based on the September 30, 2008 financial statements, the addition of new capital through the Treasury program will increase First Federal’s Tier 1 Leverage Capital Ratio to approximately 12.34% and Total Risk Based Capital Ratio approximately 13.31%.

The preferred stock will pay a 5% dividend for the first five years, after which the rate will increase to 9% if the preferred shares are not redeemed by the Company.  The terms and conditions of the transaction and the preferred stock will conform to those provided by the U.S. Treasury.  A summary of the Capital Purchase Program can be found on the Treasury’s web site at www.ustreas.gov/initiatives/eesa.

First Financial is the holding company for First Federal which operates 58 offices located in the Charleston metropolitan area, Horry, Georgetown, Florence and Beaufort counties in South Carolina and Brunswick County in coastal North Carolina offering banking and trust services. The Company also provides insurance and brokerage services through First Southeast Insurance Services, The Kimbrell Insurance Group and First Southeast Investor Services.

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Forward Looking Statements

This press release contains statements that the Company believes are “forward-looking statements.” These statements relate to the Company’s financial condition, results of operations, plans, objectives, future performance or business. You should not place undue reliance on these statements, as they are subject to risks and uncertainties. When considering these forward-looking statements, you should keep in mind these risks and uncertainties, as well as any cautionary statements the Company may make. Moreover, you should treat these statements as speaking only as of the date they are made and based only on information then actually known to the Company. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially include, but are not limited to, (1) adverse developments in the capital markets in general or in the markets for financial institutions stock in particular; (2) changes in legislation or regulatory requirements affecting financial institutions, including the current debate in Congress as to restructuring the financial services industry; (3) changes in the interest rate environment; and (4) adverse changes in general economic conditions and other risks detailed in First Financial’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2007 and Form 10-Q for the quarter ended June 30, 2008. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com or contact Dorothy B. Wright, Vice President-Investor Relations and Corporate Secretary, (843) 529-5931 or (843) 729-7005.